UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 8, 2021 (November 4, 2021)

GCP Applied Technologies Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware	1-37533	47-3936076
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(IRS Employer Identification No.)

2325 Lakeview Parkway, Alpharetta, Georgia 30009
(Address of principal executive offices)

Registrant’s telephone number, including area code: (617) 876-1400

 (Former Name or Former Address, if Changed Since Last Report)
62 Whittemore Avenue, Cambridge, Massachusetts 02140-1623

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Securities Exchange Act of 1934:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	GCP	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).
☐ Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.05 Amendments to the Registrant's Code of Ethics, or Waiver of a Provision of the Code of Ethics.

On November 4, 2021, GCP Applied Technologies Inc. (the “Company”) adopted a new Code of Conduct (the “Code”). The Code applies to the Company’s directors, executive officers and employees. The Code is designed to deter wrongdoing and to promote: (1) honest and ethical conduct; (2) full, fair, accurate, timely, and understandable disclosures; (3) compliance with applicable governmental laws, rules and regulations; (4) the prompt internal reporting of violations of the Code to an appropriate person or persons; and (5) accountability for adherence to the Code.

The foregoing description of the Code does not purport to be complete and is qualified in its entirety by reference to the full text, a copy of which is available on the Company’s investor relations website at https://investor.gcpat.com/corporate-governance/governance-documents. Information on the Company’s website shall not be deemed incorporated by reference into, or to be a part of, this Current Report on Form 8-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed by the undersigned, thereunto duly authorized.

GCP APPLIED TECHNOLOGIES INC.
(Registrant)

		By	/s/ Michael W. Valente
Michael V. Valente
Vice President, General Counsel and Secretary

Dated:	November 8, 2021